UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On August 15, 2007, the Company entered into an Employment and Non-Competition Agreement (the “Employment Agreement”) with Sidney Hinton, the President and Chief Executive Officer of the Company and of its wholly-owned subsidiary PowerSecure, Inc. (“PowerSecure”). The Employment Agreement replaced and superseded the prior Amended and Restated Employment Agreement, dated as of November 1, 2005, between Mr. Hinton and PowerSecure (the “PowerSecure Employment Agreement”). The Employment Agreement sets forth the terms and conditions of Mr. Hinton’s employment as the President and Chief Executive Officer of the Company, offices to which he was elected on April 16, 2007, and as the President and Chief Executive Officer of PowerSecure, offices in which he has served since PowerSecure’s incorporation in 2000. The Employment Agreement was approved by the Board of Directors of the Company upon the recommendation of the Compensation Committee of the Board.
     The key terms of Mr. Hinton’s Employment Agreement are as follows:
•	The term of Mr. Hinton’s employment with the Company will continue for five years until August 8, 2012, with automatic additional one-year renewal periods when the term expires, unless either the Company or Mr. Hinton gives 90 days prior written notice of termination.

•	Mr. Hinton’s base salary has been increased to $485,000 per year, subject to annual upward adjustments at the discretion of the Board of Directors (through its Compensation Committee).

•	Mr. Hinton is entitled to an annual bonus equal to 7% of PowerSecure’s cash flow from operations, as he was under the PowerSecure Employment Agreement, provided that PowerSecure achieves at least 50% of its forecasted operating income, based on PowerSecure’s forecast used by the Company in publicly issuing its guidance for 2007 on August 8, 2007.

•	Mr. Hinton was granted 600,000 shares of restricted stock, pursuant to a restricted stock agreement, that vest as follows:
•	A total of 300,000 shares will “cliff vest” in their entirety on August 8, 2012, five years after the grant date, provided Mr. Hinton remains employed with the Company on such date.

•	The other 300,000 shares vest in five equal annual installments, after the end fiscal 2007 and the subsequent four fiscal years, based on the Company achieving a performance target each year relating to its income from continuing operations, excluding restructuring charges related to the second quarter 2007 retirement of the Company’s founders and the relocation of the Company’s principal executive offices to Wake Forest, North Carolina.
•	The Company will purchase a $5 million term life insurance policy for the sole benefit of Mr. Hinton’s beneficiaries.

•	Mr. Hinton is entitled to receive a Company vehicle, one country club membership and all other standard employee benefits consistent with other executive officers and commensurate with his positions.

•	If Mr. Hinton’s employment is terminated by the Company without “cause” or by Mr. Hinton for “good reason” (as those terms are defined in the Employment Agreement), then Mr. Hinton will be entitled to receive the following:
•	a severance package, payable over the subsequent three years, in the amount of three times the sum of his most recent base salary plus his average bonuses for the two years before and for the year of the date of termination (if he had remained employed) or, if greater, for the three years before the date of termination;

•	continued health care benefits for his family for three years after termination of employment; and

•	the time-based portion of his restricted stock award and any performance shares that would have been earned assuming the performance goal is met in the year of termination shall fully vest.
•	If Mr. Hinton’s employment is terminated voluntarily by Mr. Hinton without good reason, or if the employment term expires without renewal, then Mr. Hinton will be entitled to receive a severance package, payable over the subsequent one year, in the amount of one time the sum of his most recent base salary plus his average bonuses for the three years before the date of termination, and in exchange for such severance package Mr. Hinton has agreed that he will be prohibited from competing with the Company during that one year period, as discussed below.

•	Mr. Hinton is prohibited from competing with the business of the Company or its affiliates for a period of three years after the termination of his employment by the Company without cause or by Mr. Hinton for good reason, and for a period of one year after the termination of his employment by Mr. Hinton without good reason or upon the expiration of the employment term. The Employment Agreement also contains certain restrictions on Mr. Hinton’s use of confidential information and use of inventions and other intellectual property.

•	The Employment Agreement also includes a change in control provision designed to provide for continuity of management in the event the Company or PowerSecure undergoes a change in control. If within three years after a change in control, Mr. Hinton is terminated by the Company for any reason other than for cause, or if Mr. Hinton terminates his employment for any reason, then Mr. Hinton is entitled to receive a lump-sum severance payment equal to the same severance amount as if he had been terminated by the Company without cause, together with certain other payments and benefits, including continued participation in all the Company’s insurance plans including continued health care benefits for a period of three years. In addition, all unvested stock options, restricted stock awards and other equity rights held by Mr. Hinton at the time of such termination will vest in full.

•	After retirement, assuming Mr. Hinton’s employment with the Company continues for at least five years through August 8, 2012, Mr. Hinton will receive monthly annuity payments equal to $2,000 per year of service to the Company from 2000 through the date of termination, capped at $20,000 per month, beginning at age 58, provided that Mr. Hinton may begin taking reduced annuity payments, beginning at age 53, at a 5% per year discount. This benefit will vest early in the event of a change in control of the Company or if Mr. Hinton is terminated by the Company without cause or by Mr. Hinton for good reason. The Company and Officer will reasonably cooperate to agree to the design and terms of the funding of this annuity by a third party.
     The foregoing summary description of the Employment Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Employment and Non-Competition Agreement, dated as of August 15, 2007, by and between Metretek Technologies, Inc. and Sidney Hinton

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ Sidney Hinton
Sidney Hinton
President and Chief Executive Officer

Dated: August 15, 2007